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                                                        EXHIBIT 23


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement No. 33-56831 on Form S-8, No. 33-44219 on Form S-8, No. 33-41888 on Form S-8, No.
2-99188 on Form S-8 and No. 2-98002 on Form S-3 of our report dated February 7, 1996, with respect to the consolidated financial statements and schedules of Bally Entertainment Corporation included in this Annual Report (Form 10-K), for the year ended December 31, 1995.




                                            /s/ Ernst & Young LLP


Chicago, Illinois
March 28, 1996